As Filed with the Securities and Exchange Commission on April 2, 2001.
                                                   Registration No. 333-51720
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                             HIGH SPEED ACCESS CORP.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              61-1324009
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)


                             10901 WEST TOLLER DRIVE
                            LITTLETON, COLORADO 80127
                                 (720) 922-2500
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                           CHARLES E. RICHARDSON, III.
                          SECRETARY AND GENERAL COUNSEL
                              10901 W. TOLLER DRIVE
                            LITTLETON, COLORADO 80127
                                 (720) 922-2500
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              JEREMY DICKENS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

           If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


52678.0004

                   Subject to Completion. Dated April 2, 2001.


THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


    PROSPECTUS


                             HIGH SPEED ACCESS CORP.

                        3,239,024 Shares of Common Stock



           The stockholders identified in this prospectus are offering:

                o 2,961,718 shares of common stock owned by selling stockholders; and

                o 277,306 shares of common stock underlying warrants owned by selling stockholders.

           We will not receive any of the proceeds from sales of the shares.


           Our common stock trades on the Nasdaq National Market under the symbol HSAC. On March 30, 2001, the last reported sale price of the common stock on the Nasdaq National Market was $1.50 per share.


           SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF MATERIAL RISKS THAT AN INVESTOR SHOULD CONSIDER BEFORE BUYING HSA COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved AND of these securities or determined if this prospectus is truthful or complete. Any representation to the EXCHANGE contrary is a criminal offense.




                 The date of this prospectus is April __, 2001.

                                TABLE OF CONTENTS


HIGH SPEED ACCESS CORP....................................................3

RISK FACTORS..............................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................4

WHERE YOU CAN FIND MORE INFORMATION.......................................5

USE OF PROCEEDS...........................................................7

SELLING STOCKHOLDERS......................................................7

PLAN OF DISTRIBUTION.....................................................13

LEGAL MATTERS............................................................14

EXPERTS..................................................................14

                             HIGH SPEED ACCESS CORP.

           Because this is a summary, it does not contain all the information about HSA that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this Prospectus.


           We provide high speed Internet access to residential and commercial customers primarily via cable modems. We focus primarily on residential and commercial end users in exurban areas, although we have recently begun to provide broadband services in some urban markets. We enter into long-term exclusive contracts with cable system operators to provide a suite of services on a comprehensive "turnkey" basis as well as on an unbundled or "Network Services" basis. These services enable a cable system's customers to receive high speed Internet access.

           In exchange for providing us with access to its customers in the turnkey solution, we pay the cable operator a portion of the monthly fees received from an end user who subscribes to the services. In an unbundled or Network Services solution, we deliver fewer services and incur lower costs than in a turnkey solution but also earn a smaller percentage of the subscription revenue or a fixed fee on a per subscriber basis. In our Network Services solution, our cable partners will typically bill the end user and remit to us our percentage of the revenue or the fixed fee. Network Services have increasingly become a significant part of our business mix, and we anticipate that this trend will continue.

           We have agreements to provide our services to 41 cable operators, covering 201 systems and approximately 6,600,000 homes passed. The term "homes passed" refers to the number of homes that potentially can be served by a cable system. We have deployed our services in systems covering approximately 3,800,000 homes passed and have approximately 100,000 high speed residential end users.




           Through his control of Charter Communications, Inc. ("Charter") and Vulcan Ventures, Incorporated ("Vulcan"), Microsoft co-founder Paul Allen may be deemed to beneficially own 48.8% of our common stock at December 31, 2000, assuming 100% conversion of the Company's convertible preferred stock and the exercise of 2,050,710 warrants owned by Charter. As of December 31, 2000, we had deployed our services on either a turnkey or Network Services basis in cable systems owned by Charter with approximately 3,158,000 homes passed.

           We are expanding our offering of services to include expanded web site hosting and a range of other value-added and ongoing support services, all primarily for small and medium enterprises ("SMEs"). We also intend to continue expanding our suite of core connectivity and related value-added services as broadband technology proliferates and additional services become viable. The Company also provides, on a limited basis, standard Internet access through traditional dial-up service to residential and SME customers.


           Our principal executive offices are located at:

                             10901 West Toller Drive
                            Littleton, Colorado 80127
                               Tel: (720) 922-2828

                                  RISK FACTORS

           You should carefully consider the following risk factors as well as the other information contained and incorporated by reference in this prospectus before making an investment in our common stock. Any one or a combination of these risk factors may have a material adverse effect on us.


           For a discussion of risk factors relating to our company, this offering and our industry in general, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

           In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made or incorporated by reference in this prospectus. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "believe," "expect," "plan," "seek," "estimate," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, these statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this prospectus, and particularly in the risk factors set forth herein under "Risk Factors."

           Any forward-looking statement speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each factor on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

           We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports and other information with the Securities and Exchange Commission in accordance therewith. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the Commission by calling 1-800-SEC-0330. Our filings are also available to the public on the Commission's Internet site at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We maintain a website at http://www.hsacorp.net.

           We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock that the selling stockholders may offer under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to us and our common stock, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

           The Commission allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information.

           The following documents filed by us with the Commission and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:


        o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;


        o the description of our common stock contained in the registration statement on Form 8-A, filed with the Commission on May 21, 1999.

           You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

                             High Speed Access Corp.
                             10901 West Toller Drive
                               Littleton, CO 80127
                           Attention: Stephen M. Calk
                            Telephone: (720) 922-2828


           YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY SUPPLEMENT.

                                 USE OF PROCEEDS

           The shares of our common stock being offered hereby are offered solely for the accounts of the selling stockholders pursuant to various agreements that we have entered into with them. We will not receive any proceeds from the sale of common stock by selling stockholders, but to the extent warrants to purchase common stock held by selling stockholders are exercised, we will receive up to an aggregate of approximately $1.5 million. We intend to use the proceeds from the exercise of the warrants for working capital and general corporate purposes. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

           In connection with the issuance of these securities to the selling stockholders, we have entered into various agreements that require us to file a registration statement covering the common stock offered hereby, including the common stock issuable upon exercise of warrants held by certain selling stockholders. This prospectus is a part of the registration statement we filed with the Commission covering all of those shares of common stock.

           The following table sets forth information about the selling stockholders and the number of shares of our common stock beneficially owned by them, including upon exercise of warrants. We received this information from the selling stockholders. Except as disclosed in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling stockholders may offer all or some portion of our common stock pursuant to this prospectus, no estimate can be given as to the number of shares of our common stock that will be held by the selling stockholders upon termination of any sales of such common stock. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act.

           The shares of common stock are being registered to permit public secondary trading of the shares and the selling stockholders may offer the shares for sale from time to time. See "Plan of Distribution."

                                                                                          NUMBER OF SHARES
                                                                BENEFICIAL OWNERSHIP       COVERED BY THIS
SELLING SHAREHOLDERS                                            AT DECEMBER 11, 2000         PROSPECTUS
-------------------------------------------------------------------------------------------------------------
Alan Booge                                                            34,476                  34,476
-------------------------------------------------------------------------------------------------------------
Alkis P. Zingas Trust                                                 2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Andy Rogers and Kay Rogers                                            1,779                   1,779
-------------------------------------------------------------------------------------------------------------
Annette G. Bouska                                                     1,026                   1,026
-------------------------------------------------------------------------------------------------------------
Arkansas Valley Produce of Texas, Inc                                 11,299                  11,299
-------------------------------------------------------------------------------------------------------------
Arthur Kimicata(1)                                                    2,288                   2,288
-------------------------------------------------------------------------------------------------------------
Baca Ranches                                                          1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Beaird Drilling Services, Inc.                                        1,271                   1,271
-------------------------------------------------------------------------------------------------------------
BH Properties                                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Bill M. Lowe                                                          28,250                  28,250
-------------------------------------------------------------------------------------------------------------
Billy R. Scivally                                                     10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Brian Burke(2)                                                       149,784                 149,784
-------------------------------------------------------------------------------------------------------------
Brian Renegar                                                         5,085                   5,085
-------------------------------------------------------------------------------------------------------------
Brian Yatzkan                                                         15,255                  15,255
-------------------------------------------------------------------------------------------------------------
C. Warren Lindig                                                      1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Casey Cameron                                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Catherine A. Corrigan                                                 20,340                  20,340
-------------------------------------------------------------------------------------------------------------
Catoctin Holdings, LLC(3)                                             53,392                  53,392
-------------------------------------------------------------------------------------------------------------
Chad Justice                                                          1,525                   1,525
-------------------------------------------------------------------------------------------------------------
Chalpin Family Enterprises                                            8,013                   8,013
-------------------------------------------------------------------------------------------------------------
Charles E. Richardson III(4)                                          45,765                  45,765
-------------------------------------------------------------------------------------------------------------
Charles F. Reedy, III                                                 1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Charles G. Burns & Rebecca H. Burns                                   1,500                   1,500
-------------------------------------------------------------------------------------------------------------
Charles R. Clatterbuck                                                2,003                   2,003
-------------------------------------------------------------------------------------------------------------
Charles T. Sellers & Jan Sellers JTWROS                               2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Charlotte Biladeau                                                    7,322                   7,322
-------------------------------------------------------------------------------------------------------------
Christopher & Holly E. Read                                           23,391                  23,391
-------------------------------------------------------------------------------------------------------------
Christopher J. Ledo                                                   1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Cindy Cawley & Kevin Cawley, JTWROS                                   1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Claudia C. Dent Trust                                                 15,255                  15,255
-------------------------------------------------------------------------------------------------------------
Cynthia C. Lewis                                                      1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Danny Ford                                                            1,271                   1,271
-------------------------------------------------------------------------------------------------------------
David A. Dysard                                                       2,054                   2,054
-------------------------------------------------------------------------------------------------------------
David A. Neff                                                         7,627                   7,627
-------------------------------------------------------------------------------------------------------------
Dennis Lapidus                                                        2,804                   2,804
-------------------------------------------------------------------------------------------------------------
Dennis McDougall                                                      6,102                   6,102
-------------------------------------------------------------------------------------------------------------
Dent Irrevocable Trust                                                10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Donald P. Baker                                                       2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Don Hawkins, Jr.                                                      2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Don Opplinger                                                         1,525                   1,525
-------------------------------------------------------------------------------------------------------------
Duane Ollinger                                                        1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Dudding Investments Ltd.                                              118,378                 118,378
-------------------------------------------------------------------------------------------------------------
Eddie Oran                                                            1,525                   1,525
-------------------------------------------------------------------------------------------------------------
Edward Lewis                                                          1,232                   1,232
-------------------------------------------------------------------------------------------------------------
Eliott D. & Joanne M. James(5)                                        5,085                   5,085
-------------------------------------------------------------------------------------------------------------


                                       8

                                                                                          NUMBER OF SHARES
                                                                BENEFICIAL OWNERSHIP       COVERED BY THIS
SELLING SHAREHOLDERS                                            AT DECEMBER 11, 2000         PROSPECTUS
-------------------------------------------------------------------------------------------------------------
Eliott D. James(5)                                                    61,550                  61,550
-------------------------------------------------------------------------------------------------------------
Ernest and Judy Rylie                                                 2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Erwin J. Riven, TTEE                                                  2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Forester's 4-F Cattle Co., Inc.                                       1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Frank R. West                                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Gary Allen(6)                                                         366,642                 366,642
-------------------------------------------------------------------------------------------------------------
Gary Flanagan                                                         7,322                   7,322
-------------------------------------------------------------------------------------------------------------
Gary Granger                                                          2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Gary Italia                                                           2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Gaylon Naifeh                                                         2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Gene Bradley/Shari Bradley                                            1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Glen Grimsley                                                         11,299                  11,299
-------------------------------------------------------------------------------------------------------------
Gregory A. Dent                                                       1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Gregory A. Dent Trust                                                 15,255                  15,255
------------------------------------------------------------------------------------------------------------
Gregory Grimsley                                                      10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Gregory W. Nestor                                                     1,881                   1,881
-------------------------------------------------------------------------------------------------------------
Gunn Allen Financial, Inc.                                            69,279                  69,279
-------------------------------------------------------------------------------------------------------------
Ike Kyprianou(7)                                                      5,720                   5,720
-------------------------------------------------------------------------------------------------------------
Irmgard Drilling                                                      1,026                   1,026
-------------------------------------------------------------------------------------------------------------
Irwin H. Miller                                                       2,542                   2,542
-------------------------------------------------------------------------------------------------------------
J. Timothy Doerner                                                    2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Jack S. McCotter                                                      2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Jacquelyn R. McIntosh                                                 10,170                  10,170
-------------------------------------------------------------------------------------------------------------
James A. Brooks(8)                                                    143,083                 143,083
-------------------------------------------------------------------------------------------------------------
James A. Dudding                                                      2,034                   2,034
-------------------------------------------------------------------------------------------------------------
James B. Munroe                                                       1,271                   1,271
-------------------------------------------------------------------------------------------------------------
James D. Simpson                                                      2,542                   2,542
-------------------------------------------------------------------------------------------------------------
James Howland                                                         2,054                   2,054
-------------------------------------------------------------------------------------------------------------
James I. Burke, Jr.                                                   1,271                   1,271
-------------------------------------------------------------------------------------------------------------
James Lidestri(9)                                                       6,864                   6,864
-------------------------------------------------------------------------------------------------------------
Jeffrey J. Anderson                                                   1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Jerrel Bolton(10)                                                     180,105                 180,105
-------------------------------------------------------------------------------------------------------------
Jerry and Vickie Durant                                               5,650                   5,650
-------------------------------------------------------------------------------------------------------------
Jim Hudson                                                            2,003                   2,003
-------------------------------------------------------------------------------------------------------------
Joe Cooper                                                            6,102                   6,102
-------------------------------------------------------------------------------------------------------------
John Lunter                                                           20,340                  20,340
-------------------------------------------------------------------------------------------------------------
John M. Hamilton                                                      1,232                   1,232
-------------------------------------------------------------------------------------------------------------
John McIntosh                                                         10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Jud & Teri Hennington(11)                                             45,765                  45,765
-------------------------------------------------------------------------------------------------------------
Ken R. Burger                                                         12,326                  12,326
-------------------------------------------------------------------------------------------------------------
Ken Shively                                                           6,752                   6,752
-------------------------------------------------------------------------------------------------------------
Kenneth Eugene Scivally                                               10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Knut E. Ellenes and Eleanor B. Ellenes                                5,085                   5,085
-------------------------------------------------------------------------------------------------------------
KSM International Inc.                                                10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Larry A. Darnell                                                      2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Larry L. Wolfe                                                        1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Larry Tidwell                                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Latham/Watkins Trust FBO Don Baker                                    2,054                   2,054
-------------------------------------------------------------------------------------------------------------


                                       9

                                                                                          NUMBER OF SHARES
                                                                BENEFICIAL OWNERSHIP       COVERED BY THIS
SELLING SHAREHOLDERS                                            AT DECEMBER 11, 2000         PROSPECTUS
-------------------------------------------------------------------------------------------------------------
Lawrence Greenberg                                                    3,333                   3,333
-------------------------------------------------------------------------------------------------------------
Lynn Crabtree                                                         2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Marsha Kay Foster Irrevocable Trust                                   2,542                   2,542
-------------------------------------------------------------------------------------------------------------
McCauley Asset Management Co.                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
McDix Properties Ltd.                                                 5,085                   5,085
-------------------------------------------------------------------------------------------------------------
Michael C. Addison                                                    3,334                   3,334
-------------------------------------------------------------------------------------------------------------
Michael Day                                                           2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Michael Dooly                                                         9,661                   9,661
-------------------------------------------------------------------------------------------------------------
Michael Dudding(12)                                                   80,080                  80,080
-------------------------------------------------------------------------------------------------------------
Michael T. Cronin                                                     50,249                  50,249
-------------------------------------------------------------------------------------------------------------
Mike Baca and Jan Baca                                                3,101                   3,101
-------------------------------------------------------------------------------------------------------------
Mike Ollinger                                                         1,271                   1,271
-------------------------------------------------------------------------------------------------------------
MJD Defined Benefit Plan                                              2,440                   2,440
-------------------------------------------------------------------------------------------------------------
Morrison Enterprises                                                  5,085                   5,085
-------------------------------------------------------------------------------------------------------------
Nicholas Kratsios                                                     1,026                   1,026
-------------------------------------------------------------------------------------------------------------
Pacific Cattle Corporation                                            8,136                   8,136
-------------------------------------------------------------------------------------------------------------
Patrick G. O'Keefe                                                    2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Patton G. Lochridge                                                   1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Paul J. Lunter(13)                                                    715,201                 715,201
-------------------------------------------------------------------------------------------------------------
Paul P. Lunter                                                        20,340                  20,340
-------------------------------------------------------------------------------------------------------------
Paul Powers                                                           6,162                   6,162
-------------------------------------------------------------------------------------------------------------
Peter Cronin                                                          3,051                   3,051
-------------------------------------------------------------------------------------------------------------
Peter P. Lunter                                                       2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Peter P. and Ellen M. Lunter                                          2,034                   2,034
-------------------------------------------------------------------------------------------------------------
Peter S. Steele(14)                                                   49,018                  49,018
-------------------------------------------------------------------------------------------------------------
Philip P. Petrakos CQE Partnership                                    1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Phillip E. Williams, Jr.(15)                                          15,890                  15,890
-------------------------------------------------------------------------------------------------------------
Poky Feeders, Inc.                                                    1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Progressive Services, Inc.                                            7,627                   7,627
-------------------------------------------------------------------------------------------------------------
Rainbow Joint Ventures                                                11,441                  11,441
-------------------------------------------------------------------------------------------------------------
Ralph Frasca                                                          82,352                  82,352
-------------------------------------------------------------------------------------------------------------
Randall A. & Sandra E. Pollard, JTWROS                                1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Ravi Xavier, as Custodian for Charles Sellers                         2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Richard F. Knight Trust                                               1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Robert A. Mueller(16)                                                 53,392                  53,392
-------------------------------------------------------------------------------------------------------------
Robert Mynarcik                                                       1,372                   1,372
-------------------------------------------------------------------------------------------------------------
Robert P. Thigpen, Jr.                                                11,299                  11,299
-------------------------------------------------------------------------------------------------------------
Robert R. LaMotte                                                     4,107                   4,107
-------------------------------------------------------------------------------------------------------------
Ross M. Deutsch                                                       2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Robert W. Wyatt, Jr.                                                  2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Royal Gamber                                                          5,085                   5,085
-------------------------------------------------------------------------------------------------------------
Schooner Properties Ltd.                                              3,051                   3,051
-------------------------------------------------------------------------------------------------------------
Scott A. Radlinger Revocable Trust                                    10,170                  10,170
-------------------------------------------------------------------------------------------------------------
Shari S. Green                                                        254                     254
-------------------------------------------------------------------------------------------------------------
Sidney M. Kalina                                                      1,271                   1,271
-------------------------------------------------------------------------------------------------------------
Simon Chalpin                                                         201                     201
-------------------------------------------------------------------------------------------------------------
Smith Financial Trust                                                 116,139                 116,139
-------------------------------------------------------------------------------------------------------------
Stephen E. Lail                                                       2,542                   2,542
-------------------------------------------------------------------------------------------------------------


                                       10

                                                                                          NUMBER OF SHARES
                                                                BENEFICIAL OWNERSHIP       COVERED BY THIS
SELLING SHAREHOLDERS                                            AT DECEMBER 11, 2000         PROSPECTUS
-------------------------------------------------------------------------------------------------------------
Stephen K. Zahumensky                                                 2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Steve Braccini                                                        2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Steve Late                                                            11,299                  11,299
-------------------------------------------------------------------------------------------------------------
Steven Reynolds                                                       20,340                  20,340
-------------------------------------------------------------------------------------------------------------
Strategic Solutions Group Inc.                                        65,194                  65,194
-------------------------------------------------------------------------------------------------------------
Supermex Trading Co., Ltd.                                            15,255                  15,255
-------------------------------------------------------------------------------------------------------------
Terri A. Burkett                                                      6,752                   6,752
-------------------------------------------------------------------------------------------------------------
Theodore Bruner                                                       27,174                  27,174
-------------------------------------------------------------------------------------------------------------
Thomas Durant                                                         5,649                   5,649
-------------------------------------------------------------------------------------------------------------
Thomas Eggers                                                         2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Thomas M. Husbands                                                    2,542                   2,542
-------------------------------------------------------------------------------------------------------------
Timothy Hutton & Vicki Jones                                          5,085                   5,085
-------------------------------------------------------------------------------------------------------------
Tom Hansen                                                            4,107                   4,107
-------------------------------------------------------------------------------------------------------------
Tom Shuhda                                                            2,003                   2,003
-------------------------------------------------------------------------------------------------------------
Troy Cowdrey                                                          2,054                   2,054
-------------------------------------------------------------------------------------------------------------
Vincent Giammatteo                                                    3,333                   3,333
-------------------------------------------------------------------------------------------------------------
Vincent Risalvato                                                     18,965                  18,965
-------------------------------------------------------------------------------------------------------------
W. Paul Resop II                                                      1,525                   1,525
-------------------------------------------------------------------------------------------------------------
Wilfred Goth                                                          2,542                   2,542
-------------------------------------------------------------------------------------------------------------
William & Sheila Kellagher                                            2,542                   2,542
-------------------------------------------------------------------------------------------------------------
William G. Wolf                                                       11,299                  11,299
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Unnamed Selling Shareholders or any future transferees, pledgees,     19,619                  19,619
donees or successors of or from any such unnamed holder
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Total                                                                 3,239,024               3,239,024
-------------------------------------------------------------------------------------------------------------


--------------------

1 Mr. Kimicata was an officer of U.S. Technologies, Inc., which was acquired by Digital in 1998. Represents 2,288 shares of common stock issuable upon the exercise of a warrant.

2     Mr. Burke was a founding officer and director of Digital.

3 Catoctin Holdings, LLC is controlled by Randall Coppersmith, a former director of Digital.

4 Mr. Richardson was an officer of Digital prior to the merger of Digital and HSA, and continues to be an officer of Digital. Mr. Richardson is currently the General Counsel of HSA.

5     Mr. James was a director of Digital.

6 Mr. Allen was a founding officer and director of Digital and is currently is an observer to the board of directors of Digital.

7 Represents 5,720 shares of common stock issuable upon the exercise of a warrant.

8 Includes 80,080 shares of common stock issuable upon the exercise of a warrant.

9 Mr. Lidestri was an officer of U.S. Technologies. Represents 6,864 shares of common stock issuable upon the exercise of a warrant.

10 Includes 80,080 shares of common stock issuable upon the exercise of warrants.

11 Mr. Hennington was an officer and director of Digital prior to the merger of Digital and HSA, and continues to be an officer and director of Digital.

12 Represents 80,080 shares of common stock issuable upon the exercise of a warrant.

13 Mr. Lunter was a founding officer and director of Digital. Represents 1.2% of our outstanding common stock as of the completion of the distribution of common stock to the former Digital shareholders.

14 Includes 16,474 shares of common stock issuable upon the exercise of warrants.

15 Includes 5,720 shares of common stock issuable upon the exercise of a warrant.

16    Mr. Mueller was an officer of Digital.

                              PLAN OF DISTRIBUTION

           We are registering common stock on behalf of the selling shareholders. As used herein, "selling shareholders" includes donees and pledgees selling our common stock received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of our common stock offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of our common stock will be borne by the selling shareholders. Sales of our common stock may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to our common stock, through short sales of our common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of our common stock by the selling shareholders.

           The selling shareholders may effect such transactions by selling our common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

           The selling shareholders and any broker-dealers that act in connection with the sale of our common stock might be deemed to be "underwriters" with the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

           Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. HSA has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

           Selling shareholders also may resell all or a portion of their HSA common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

           Upon our notification by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares of our common stock involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our notification by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

           The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

           The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             HIGH SPEED ACCESS CORP.





                                3,239,024 Shares


                                  Common Stock










                                   PROSPECTUS














                                  April__, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The estimated amounts of the expenses of and related to offering are as follows:

           SEC registration fee...............................  $      1,832.29
           Transfer agent fees................................  $         3,500
           Accounting fees and expenses.......................  $         3,500
           Legal fees and expenses............................  $        25,000
           Miscellaneous......................................  $         5,000
                                                                ---------------

           Total..............................................  $     38,832.29
                                                                ===============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant and its stockholders, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

           Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Certificate provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to or becomes involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Registrant has entered into indemnification agreements with each member of the Board of Directors and certain executive officers of the Registrant providing for the indemnification of the directors and such officers to the fullest extent authorized, permitted or allowed by Delaware law.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit No.          Description
-----------          -----------

4.1*                 Specimen Common Stock Certificate.

4.2*                 Amended and Restated Certificate of Incorporation.

4.3*                 Amended and Restated Bylaws.

5**                  Opinion of Weil, Gotshal & Manges LLP.

23.1**               Consent of Weil, Gotshal & Manges LLP (included in
                     Exhibit 5).

23.2                 Consent of PricewaterhouseCoopers LLP.

24** Power of Attorney (included on signature page to this Registration Statement).


-------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-74667).

**    Previously filed.


ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to

           Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 30th day of March, 2001.

                                         HIGH SPEED ACCESS CORP.

                                         By: /s/ Charles E. Richardson III
                                             ----------------------------------
                                             Name: Charles E. Richardson III
                                             Title: General Counsel

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                     Signature                                             Title                                         Date
                     ---------                                             -----                                         ----
                               *                         Chairman of the Board of Directors                          March 30, 2001
---------------------------------------------------
        David A. Jones, Jr.


                               *                         Vice Chairman of the Board of Directors                     March 30, 2001
---------------------------------------------------
        Robert Saunders


                               *                         Director                                                    March 30, 2001
---------------------------------------------------
        Irving W. Bailey, II


                               *                         Director                                                    March 30, 2001
---------------------------------------------------
        Michael Gellert


                               *                         Director                                                    March 30, 2001
---------------------------------------------------
        Jerald L. Kent


                               *                         Director                                                    March 30, 2001
---------------------------------------------------
        William D. Savoy


                               *                         Director                                                    March 30, 2001
---------------------------------------------------
        Stephen E. Silva


                               *                         President, Chief Executive Officer and                      March 30, 2001
---------------------------------------------------      Director (Principal Executive Officer)
        Daniel J. O'Brien


        /s/ George E. Willet                             Chief Financial Officer                                     March 30, 2001
---------------------------------------------------      (Principal Financial and Accounting Officer)
        George E. Willett



*By: /s/ George E. Willet
     --------------------------------------------
     George E. Willett
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

4.1*                 Specimen Common Stock Certificate.

4.2*                 Amended and Restated Certificate of Incorporation.

4.3*                 Amended and Restated Bylaws.

5**                  Opinion of Weil, Gotshal & Manges LLP.

23.1**               Consent of Weil, Gotshal & Manges LLP (included in
                     Exhibit 5).

23.2                 Consent of PricewaterhouseCoopers LLP.

24** Power of Attorney (included on signature page to this Registration Statement).

--------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-74667).

**       Previously filed.